UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2021

EVO ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40029	85-4030703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

10 Stateline Road

Crystal Bay, Nevada 89402

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (775) 624-9360

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001, and one-half of one redeemable warrant	EVOJU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	EVOJ	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	EVJOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (“SEC”) together issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”) regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies. Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement, dated as of February 8, 2021, between Evo Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”).

As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 6,250,250 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the 4,250,100 redeemable warrants (together with the Public Warrants, the “Warrants”) that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the IPO, and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings, with associated changes impacting the amounts reported within the components of permanent versus temporary equity. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations.

On May 17, 2021, the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that, in light of the SEC Statement, certain items on the Company’s previously issued audited balance sheet dated as of February 11, 2021 (the “Post-IPO Balance Sheet”), which was filed as an exhibit to the Company’s Report on Form 8-K on February 18, 2021, should no longer be relied upon and that it would be appropriate for the Company to file a Report on Form 8-K pursuant to Item 4.02 thereof to state that the Post-IPO Balance Sheet should no longer be relied upon.

Going forward, unless we amend the terms of the Warrant Agreement, we expect to continue to classify the Warrants as liabilities, which would require us to incur the cost of measuring the fair value of the Warrants, and which may have an adverse effect on our results of operations. This change would not have an impact on the cash balances held in the Company’s trust account.

With respect to the temporary equity accounting, the Company noted that because the shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company will be redeemed or become redeemable and do not qualify for any exceptions under the Accounting Standards Codification (“ASC”) 480-10-S99-3A, the shares of Class A Common Stock (1) must be classified within temporary equity in the Company’s financial statements and (2) are subject to the subsequent measurement guidance in ASC 480-10-S99-3A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with KPMG LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVO ACQUISITION CORP.

	By:	/s/ Richard Chisholm
		Name:	Richard Chisholm
		Title:	Chief Executive Officer

Date: May 18, 2021